SECOND AMENDMENT OF OFFICE LEASE

        THIS SECOND AMENDMENT OF OFFICE LEASE (this “Amendment”) is made as of the 11th day of December, 1998, by and between NINE PENN CENTER ASSOCIATES, a Pennsylvania limited partnership (herein called “Landlord”) and LORJO CORP., a Pennsylvania corporation (herein called “Tenant”).

BACKGROUND

        A. Pursuant to that certain Office Lease dated as of May 26, 1994, as amended by that certain First Amendment of Office Lease dated October 30, 1996 (the “First Amendment”; said Office Lease, as amended by the First Amendment, being herein called the “Lease”), Landlord leases to Tenant, which rents from Landlord, approximately 74,198 Rentable Square Feet of office space located on the 27th, 28th, 29thand 30thfloors, and approximately 3,362 Rentable Square Feet of storage space on the P-2 level, of Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania.

        B. The parties now desire to amend the Lease as hereinafter provided.

AGREEMENTS

        NOW, THEREFORE, in consideration of the Background, the mutual covenants and agreements herein set forth, and other good, valuable and sufficient consideration received, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. Definitions. Unless otherwise herein defined, all terms defined in the Lease shall have the meanings ascribed to them in the Lease when used in this Amendment.

        2. Expansion. Landlord hereby demises and leases unto Tenant, and Tenant hereby takes, leases and hires from Landlord, all that certain portion of the 30thfloor of the Building comprising 9,705Rentable Square Feet of space, as shown on the floor plan attached hereto and marked Exhibit “A”(the “Fifth Year Expansion Space”), pursuant to Tenant’s exercise of the expansion option set forth in Section 31.2 of the Lease.

        3. Delivery. Landlord shall deliver the Fifth Year Expansion Space to Tenant on or about the first day of the sixth Lease Year, but in no event earlier than September 1, 1999 (the “Delivery Date”). Prior to the Delivery Date, Landlord shall undertake demolition of partitions and other tenant improvements contained within the Fifth Year Expansion Space at Landlord’s expense in accordance with reasonable specifications prepared by Tenant and approved by Landlord. Tenant shall deliver to Landlord Tenant’s draft specifications concerning such demolition for approval by not later than February 1, 1999. On the Delivery Date, Tenant shall accept the Fifth Year Expansion Space in its “as is”condition (subject to Landlord having completed the demolition required to be undertaken hereunder), and the Expansion Area shall constitute a part of the Premises for all purposes under the Lease

        4. Rent.

               4.1 Minimum Rent. Minimum Rent for the Fifth Year Expansion Space shall be as follows:

Delivery Date through end of Sixth Lease Year	$ 12.50 per Rentable Square Foot ($ 121,312.50 per annum, $10,109.38 per month)

Seventh and Eighth Lease Years	$13.00 per Rentable Square Foot ($126,165 per annum, $10,513.75 per month)

Ninth and Tenth Lease Years and first month of Eleventh Lease Year	$ 14.00 per Rentable Square Foot ($ 135,870 per annum, $11,322.50 per month)

Notwithstanding the foregoing, Landlord agrees that no Minimum Rent or monthly payments on account of Tenant’s Tax Share or Tenant’s Expense Share shall be payable or otherwise accrue on account of the Fifth Year Expansion Space during the period commencing on the Delivery Date and ending on the first to occur of (a) the fifty-seventh (57th) consecutive day thereafter or (b) the date on which Tenant commences occupancy of the Premises for purposes of conducting its business therein (the “Expansion Rent Commencement Date”).

Minimum Rent shall be payable in equal monthly installments (pro rated for any partial month based on the actual number of days in such month) commencing on the Expansion Rent Commencement Date and thereafter due on the first day of each month during the Term without demand, deduction or set-off, at the office of Agent.

        4.2 Real Estate Taxes. Effective on the Delivery Date, and thereafter during the Term, the Rentable Area of the Fifth Year Expansion Space shall be included in the Rentable Area of the Premises for purposes of computing Tenant’s Tax Share (subject to the abatement referenced in Section 4.1 above) As of the Delivery Date, Tenant’s Tax Share shall be 6.442%.

        4.3 Operating Expenses. Effective on the Delivery Date, and thereafter during the Term, the Rentable Area of the Fifth Year Expansion Space shall be included in the Rentable Area of the Premises for purposes of computing Tenant’s Expense Share (subject to the abatement referenced in Section 4.1 above As of the Delivery Date, Tenant’s Expense Share shall be 7.086%.

        5. Permitted Use. The Fifth Year Expansion Space shall be used by Tenant solely for the Permitted Use.

        6. Expansion Construction Allowance. Landlord agrees to pay to Tenant, in accordance with the terms and conditions set forth in Section 7.8 of the First Amendment, the sum of $106,755 (the “Expansion Construction Allowance”) in order to assist Tenant in defraying the cost of constructing the Tenant Work (hereinafter defined) within the Fifth Year Expansion Space. The Expansion Construction Allowance shall be Landlord’s sole contribution to Tenant’s cost of constructing such Tenant Work.

        7. Improvement of Fifth Year Expansion Space. Except as otherwise herein specifically provided, the terms of Section 7 of the First Amendment shall apply in connection with Tenant's initial improvement of the Fifth Year Expansion Space.

        8. Brokers. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker, agent, finder or other person in the negotiation for or the obtaining of this Amendment other than Agent, and each agrees to indemnify and hold the other harmless from any and all costs (including reasonable attorneys’fees) and liability for commissions or other compensation claimed by any such broker, agent, finder or other person other than Agent, employed by the indemnifying party or claiming to have been engaged by the indemnifying party in connection with this Amendment. Tenant acknowledges that Agent has acted only as an agent with respect to the procurement and negotiation of this Amendment and agrees that Agent shall not be responsible or liable for any term, provision or condition of this Amendment. Landlord agrees to pay any fee or commission owing to Agent on account of this Amendment.

        9. Confirmation of Remedy. In order to preserve for Landlord the benefit of the remedy of confession of judgment for ejectment contained in the Lease, Sections 17.2.3 and 17.2.5 of the Lease are hereby restated and ratified as follows:

17.2.3 any prothonotary or attorney of any court of record is hereby irrevocably authorized and empowered to appear for Tenant in any action to confess judgment against Tenant, and may sign for Tenant an agreement, for which this Lease shall be his sufficient warrant, for entering in any competent court an action or actions in ejectment, and in any suits or in said actions to confess judgment against Tenant as well as all persons claiming by, through or under Tenant for the recovery by Landlord of possession of the Premises. Such authority shall not be exhausted by any one or more exercises thereof, but judgment may be confessed from time to time as often as any event set forth in Subsection 17.1 hereof shall have occurred or be continuing. Such powers may be exercised during as well as after the expiration or termination of the original Term and during and at any time after any extension or renewal of the Term, and/or

17.2.5 In any confession of judgment for ejectment, Landlord shall cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Lease (and of the truth of the copy, such affidavit shall be sufficient proof) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, notwithstanding any law, rule of court, custom or practice to the contrary. Tenant releases to Landlord, and to any and all attorneys who may appear for Tenant, all procedural errors in any proceedings taken by Landlord, whether by virtue of the powers of attorney contained in this Lease or not, and all liability therefor. Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale. Tenant further waives the right to any notice to remove as may be specified in the Pennsylvania Landlord and Tenant Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified, and/or

        10. Effect of Amendment. As amended hereby, the Lease continues in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall govern and control. Without limiting the generality of the foregoing, Tenant hereby ratifies and confirms the warrant of attorney set forth in Section 17.2 of the Lease to the same extent as if such warrant were fully set forth herein. Time remains of the essence of the Lease.

        SECTIONS 17.2.3 AND 17.2.5 OF THE LEASE, RESTATED IN SECTION 9 HEREOF, PROVIDE FOR THE CONFESSION OF JUDGMENT AGAINST TENANT FOR EJECTMENT. IN CONNECTION THEREWITH, TENANT, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UPON ADVICE OF SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITATION OF THE FOREGOING, TENANT HEREBY SPECIFICALLY WAIVES ALL RIGHTS TENANT HAS OR MAY HAVE TO NOTICE AND OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT CONFESSED AGAINST TENANT BY LANDLORD HEREUNDER.

        TENANT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LANDLORD HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WILL NOT SEEK TO EXERCISE OR ENFORCE ITS RIGHTS TO CONFESS JUDGMENT HEREUNDER, AND (II) ACKNOWLEDGES THAT THE EXECUTION OF THIS LEASE BY LANDLORD HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS LEASE OF SAID RIGHTS TO CONFESS JUDGMENT AGAINST TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID

PROVISIONS WITH TENANT’S INDEPENDENT LEGAL COUNSEL AND THAT THE MEANING AND EFFECT OF SUCH PROVISIONS HAVE BEEN FULLY EXPLAINED TO TENANT BY SUCH COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF TENANT SIGNS HIS OR HER INITIALS IN THE SPACE PROVIDED BELOW.

/s/ JWS (Initials)

        IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

TENANT

LORJO CORP.
By:	/s/ John W. Smithson
Name: John W. Smithson
Title: Vice President

LANDLORD

NINE PENN CENTER ASSOCIATES, L.P., a Pennsylvania limited partnership
By Nine Penn Center Properties Trust, a Maryland real estate investment trust, general partner
By:	/s/ David M Lepore
Name: David M Lepore
Title: Senior Vice President